Exhibit 10.34

                                                               EXECUTION VERSION



                                    THIRD AMENDMENT, dated as of February 12,
                           2004 (this "AMENDMENT"), to the $950,000,000 TERM LOAN AGREEMENT, dated as of May 20, 2002 (as amended, the "TERM LOAN AGREEMENT"), among THE READER'S DIGEST ASSOCIATION, INC., a Delaware corporation (the "COMPANY"), the BORROWING SUBSIDIARIES party thereto (the "BORROWING SUBSIDIARIES"), the LENDERS party thereto (the "LENDERS") and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and collateral agent (in such capacity, the "COLLATERAL AGENT").

                                   WITNESSETH:

                  WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein.

                  WHEREAS, the Company has informed the Administrative Agent that it intends to issue senior unsecured notes in an aggregate principal amount of at least $300,000,000 the principal of which are not by their terms payable or required to be prepaid, redeemed, repurchased or defeased, in whole or in part, at the option of any holder thereof or on any date prior to the Tranche B Maturity Date (as defined in the Term Loan Agreement) or the "Maturity Date" under and as defined in the Amended and Restated Five-Year Credit Agreement (as defined in the Term Loan Agreement) (the "2004 SENIOR NOTES").

                  WHEREAS, the Company has requested that the Required Lenders amend certain provisions of the Term Loan Agreement in connection with the issuance of the 2004 Senior Notes as set forth in this Amendment, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Term Loan Agreement.

        SECTION 2. AMENDMENTS TO SECTION 1.01. Section 1.01 of the Term Loan Agreement is hereby amended by:

        (a) amending paragraph (g) of the definition of Excess Cash Flow to read in its entirety as follows:

                  "(g) the aggregate principal amount of Long-Term Debt or Capital Lease Obligations repaid by the Company and the consolidated Subsidiaries during such fiscal year, excluding (i) Term Loans prepaid pursuant to Section 2.12(a), (b), (c)

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                                                                               2

         or (g), (ii) repayments or prepayments of Long-Term Debt financed by the incurrence of other Long-Term Debt and (iii) repayments or prepayments under revolving credit or similar arrangements without concomitant reductions of the lenders' commitments by the amounts repaid or prepaid; minus"; and

        (b) amending paragraph (c) of the definition of Prepayment Event to read in its entirety as follows:

                  "(c) the incurrence by the Company or any Subsidiary of any Debt, other than (i) Debt hereunder and under the Amended and Restated Five-Year Credit Agreement, (ii) Debt of Subsidiaries permitted under
         Section 6.01 as in effect on the date hereof, (iii) unsecured Debt of the Company (1) the principal of which is not by its terms payable or required to be prepaid, redeemed, repurchased or defeased, in whole or in part, at the option of any holder thereof or on any date prior to the Tranche B Maturity Date or the "Maturity Date" under and as defined in the Amended and Restated Five-Year Credit Agreement, (2) that is not guaranteed by any Subsidiary, (3) that is fully subordinated to the Obligations and to any obligations the proceeds of which are used to refinance such Obligations (collectively, the "Senior Obligations") in the event of any bankruptcy, reorganization or insolvency proceeding with respect to any Loan Party, (4) that provides that no payments will be made during the continuance of any Default in the payment of the principal of or interest on the Senior Obligations, (5) that provides on customary terms that payments of interest may be suspended for a period of 180 days during the continuance of non-payment Defaults upon notice given by the Administrative Agent on behalf of the Lenders and
         (6) the subordination provisions of which, insofar as they relate to the Obligations, are otherwise customary for publicly offered subordinated debt securities and (iv) other Debt for borrowed money in an aggregate principal amount at any time outstanding not greater than $25,000,000."

        SECTION 3. AMENDMENT TO SECTION 2.12(b). Section 2.12(b) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, on the Business Day immediately following the date on which such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to 100% of such Net Proceeds; PROVIDED that, in the case of any Prepayment Event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 6 months after receipt of such Net Proceeds, to acquire property, plant or equipment to be used in the business of the Company and the Subsidiaries or to acquire other Persons or business units, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds of such

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                                                                               3

         event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such six month period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. Notwithstanding the foregoing, (i) if on the date a prepayment would be due under the preceding sentence, the Ratings shall be lower than BBB- or Baa3 or shall be BBB- or Baa3 but not with a "stable" outlook but the Consolidated Leverage Ratio shall be less than 2.50:1.00, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term Prepayment Event, or the Consolidated Leverage Ratio would be less than 2.50:1.00 on a pro forma basis after giving effect to the incurrence of the applicable Debt in the case of a Prepayment Event described in clause (c) of the definition of the term Prepayment Event, then (A) in the case of a Prepayment Event described in clauses (a) or
         (b) of the definition of the term Prepayment Event, references in the preceding sentence to "six months" shall be deemed to be references to "one year" and (B) in the case of a Prepayment Event described in clause (c) of the definition of the term Prepayment Event, no prepayment shall be required, and (ii) if on the date a prepayment would be due under the preceding sentences, the Ratings shall be at least BBB- and Baa3, in each case with a "stable" outlook, then (A) in the case of a Prepayment Event described in clauses (a) and (b) of the definition of the term Prepayment Event, the references to "100%" in the preceding sentence shall be deemed to be a reference to "50%" and the reference to "one year" in clause (i) of this sentence shall remain a reference to "one year", and (B) in the case of a Prepayment Event described in clause (c) of the definition of the term Prepayment Event, no prepayment shall be required."

        SECTION 4. AMENDMENT TO SECTION 2.12(c). Section 2.12(c) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(c) The Company shall prepay Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for each of its fiscal years, commencing with the fiscal year ending June 30, 2004, minus (i) the aggregate amount of all prepayments of Borrowings made pursuant to
         Section 2.12(a) during such fiscal year and (ii) the aggregate amount of all prepayments of Borrowings made pursuant to Section 2.12(g) during such fiscal year. Each prepayment pursuant to this paragraph shall be made on the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year). Notwithstanding the foregoing, if on the date a prepayment would be due under the preceding sentence in respect of any fiscal year, (i) the Consolidated Leverage Ratio shall be less than 2.50:1.00 or (ii) the Ratings shall be at least BBB- and Baa3, in each case with a "stable" outlook, then no prepayment shall be required in respect of such fiscal year."

        SECTION 5. AMENDMENT TO SECTION 2.12. Section 2.12 of the Term Loan Agreement is hereby amended by adding a new paragraph (g) that reads in its entirety as follows:

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                                                                               4

                  "(g) The Company shall prepay Borrowings in an aggregate amount equal to the aggregate amount of all cash dividends, stock repurchases and other Restricted Payments made in any fiscal year if the total of such cash dividends, stock repurchases and other Restricted Payments made in such fiscal year exceeds $25,000,000, as required pursuant to the second proviso contained in Section 6.10(a)(vi), commencing with the fiscal year ending June 30, 2004. Prepayments of Borrowings required by this paragraph (g) shall be reduced by any prepayments of Borrowings made during such fiscal year as provided in Section 6.10(a)(vi), but shall not be reduced by any prepayments of Borrowings required during such fiscal year pursuant to
         Section 2.12(b) or (c). Each prepayment pursuant to this paragraph shall be made no later than the last day of the fiscal year in which the applicable Restricted Payments shall have been made pursuant to
         Section 6.10(a)(vi)."

        SECTION 6. AMENDMENT TO SECTION 6.06(h). Section 6.06(h) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(h) Restricted Payments permitted by Section 6.10(a)(iii),
(v) or (vi)."

        SECTION 7. AMENDMENT TO SECTION 6.06(i). Section 6.06(i) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(i) acquisitions of Equity Interests or assets for consideration with a value not greater than $50,000,000 during any fiscal year; PROVIDED that after June 30, 2004, any acquisition of Equity Interests or assets may be completed without regard to such limitation so long as (i) no Default shall have occurred and be continuing at the time of such acquisition, (ii) the Company shall have delivered to the Agents a certificate of a Financial Officer demonstrating pro forma compliance with the covenant set forth in
         Section 6.13 and (iii) the Company shall have Ratings of at least BBB-and Baa3, in each case with stable outlook; and"

        SECTION 8. AMENDMENT TO SECTION 6.08(c). Section 6.08(c) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(c) provisions limiting loans, advances, guarantees or other investments or Restricted Payments by Subsidiaries that are not more restrictive than the provisions related to loans, advances, guarantees or other investments or Restricted Payments by Subsidiaries set forth in Section 6.06 or Section 6.10(a)."

        SECTION 9. AMENDMENT TO SECTION 6.10(a). Section 6.10(a) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in Equity Interests, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Company may make payments to holders of

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                                                                               5

         not more than $5,000,000 in stated value of preferred stock of the Company that are required to be made as a result of the exercise of appraisal rights to which they may be entitled in connection with the Recapitalization, (iv) the Company or its Subsidiaries may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries,
         (v) the Company may carry out the Class B Repurchase and the Recapitalization; PROVIDED that such transactions are completed on or prior to December 31, 2002 and (vi) the Company may pay cash dividends and repurchase stock and make other Restricted Payments during any fiscal year in an aggregate amount not exceeding $50,000,000; PROVIDED that for any fiscal year during which the Company shall pay cash dividends, repurchase stock and make other Restricted Payments in an aggregate amount greater than $25,000,000, the Company shall make prepayments of Borrowings pursuant to Section 2.12(g) in an aggregate amount equal to (I) the aggregate amount paid during such fiscal year in respect of cash dividends, stock repurchases and other Restricted Payments minus (II) the aggregate amount of all prepayments of Borrowings made pursuant to Section 2.12(a) during such fiscal year; PROVIDED further that so long as (x) no Default shall have occurred and be continuing, (y) the Company shall demonstrate pro forma compliance with the covenant set forth in Section 6.13 and (z) the Company shall have Ratings of at least BBB- and Baa3, in each case with stable outlook, the second proviso above shall not apply, and the Company may pay cash dividends and repurchase stock and make other Restricted Payments during any fiscal year in an aggregate amount equal to Excess Cash Flow for the prior year.

        SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Company, as to itself and each of its Subsidiaries, hereby represents and warrants to and agrees with each Lender and the Administrative Agent that:

(a) The representations and warranties set forth in Article IV of the Term Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), and after giving effect to this Amendment, with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(b) This Amendment has been duly authorized, executed and delivered by the Company. Each of this Amendment and the Term Loan Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

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(b)      As of the Amendment Effective Date (as defined below), after giving effect to this Amendment, no Default has occurred and is continuing.

        SECTION 11. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date that the following conditions are satisfied (the "AMENDMENT EFFECTIVE DATE"):

(a) The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company, the Borrowing Subsidiaries and the Required Lenders;

(b) The Administrative Agent shall have received the Amendment Fees payable to the Lenders under Section 12 hereof.

(c)      The Borrower shall have issued the 2004 Senior Notes.

(d) To the extent invoiced, the Administrative Agent shall have been reimbursed for all its reasonable out of pocket expenses, including the reasonable fees, charges and disbursements of its counsel, related to this Amendment or the Term Loan Agreement.

        SECTION 12. AMENDMENT FEE. The Company agrees to pay to the Administrative Agent, for the account of each Lender that shall have executed and delivered a copy of this Amendment to the Administrative Agent (or its counsel) on or prior to 1:00 p.m., New York City time on February 20, 2004, an amendment fee (collectively, the "AMENDMENT FEES") equal to 0.05% of such Lender's outstanding Loans as of the Amendment Effective Date. The Amendment Fees will be payable in immediately available funds on the Amendment Effective Date; PROVIDED that the Company shall have no liability for the Amendment Fees if this Amendment shall not have been executed and delivered by the Required Lenders.

        SECTION 13. TERM LOAN AGREEMENT. Except as specifically stated herein, the Term Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Term Loan Agreement as modified hereby.

        SECTION 14. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        SECTION 15. COUNTERPARTS. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart hereof.

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        SECTION 16. EXPENSES. The Company agrees to (a) pay all fees separately agreed to between the Company and the Administrative Agent relating to this Amendment and (b) reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.



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                                                                               8

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                           THE READER'S DIGEST ASSOCIATION, INC.,
                           by:


                           -----------------------------------------------------
                           Name:
                           Title:

                           BOOKS ARE FUN, LTD.,
                           by:


                           -----------------------------------------------------
                           Name:
                           Title:

                           QSP, INC.,
                           by:


                           -----------------------------------------------------
                           Name:
                           Title:

                           REIMAN MEDIA GROUP, INC.,
                           by:


                           -----------------------------------------------------
                           Name:
                           Title:



                           JPMORGAN CHASE BANK, individually and as
                           Administrative Agent and Collateral Agent,
                           by:


                           -----------------------------------------------------
                           Name:
                           Title:


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                      To approve the Third Amendment to the Term Loan Agreement:


                          Name of Institution:
                                              ---------------------------------

                          by:


                          ----------------------------------------------------
                          Name:
                          Title: